Exhibit T3A.3

L05000102552  Division of Corporations Page 1 of 1  Florida Department of State Division of Corporations Public Access System  Electronic Filing Cover Sheet  Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document  (((H05000246271 3)))  Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet  To: Division of Corporations Fax Number : (850) 205-0383  From: Account Name : MORAN & SHAMS, P.A. Account Number : 120000000003 Phone : (407) 841-4141 Fax Number : (407) 841-4148  LIMITED LIABILITY COMPANY  SERVICENET EXP, LLC  Certificate of Status 0 Certified Copy 0 Page Count 5 Estimated Charge $125.00   RECEIVED 05 OCT 18 PM 12:20 DIVISION OF CORPORATION  FILED  2005 OCT 18 A 9:08  SECRETARY OF STATE TALLAHASSEE, FLORIDA  Electronic Filing Menu Corporate Filing Public Access Help  https://efile.sunbiz.org/seripts/efilcover.exe 10/18/2005

FILED
2005 OCT 18 A 9:08
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF ORGANIZATION

OF

SERVICENET EXP, LLC

These Articles of Organization are made for the purposes of organizing a Florida Limited Liability Company under the Florida Limited Liability Company Act, Florida Statutes Chapter 608.

ARTICLE I - NAME

The name of this limited liability company is SERVICENET EXP, LLC (the “Company”).

ARTICLE II - DURATION

The existence of this limited liability company shall commence upon the filing of these Articles with the Florida Department of State and shall continue until the earlier of 99 years from the date these Articles are filed with the Florida Department of State or the occurrence of any of the events specified in Florida Statutes, Section 608.141, unless continued by the unanimous consent of all the remaining members.

ARTICLE III - PURPOSE

This limited liability company is organized for the transaction of any and all lawful business

ARTICLE IV - POWERS

This limited liability company shall have all of the powers enumerated in the Florida Limited Liability Company Act.

ARTICLE V - PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT

The street address and mailing address of the principal office and place of business of the Company is 7703 Kingspointe Parkway, Suite 700, Orlando, Florida 32819, and the name and address of the initial registered agent of the Company is Scott E. Johnson, Esquire, 111 N. Orange Avenue, Suite 1200, Orlando, Florida 32801.

ARTICLE VI - CONTRIBUTIONS

Contributions of cash or property may be made from time to time to the Company upon agreement of all members.

ARTICLE VII - ADMISSION OF MEMBERS

Additional members may be admitted from time to time upon the written consent of the Managing Director of the Company.

ARTICLE VIII - TERMINATION OF MEMBERSHIP

If a member dies, retires, resigns, is expelled, is dissolved, experiences bankruptcy or upon the occurrence of any other event which terminates the continued membership of the member in the Company, the remaining members may by unanimous written agreement, continue the business of the Company.

ARTICLE IX - MANAGEMENT OF THE COMPANY

The Company shall be managed by John Miceli, who shall serve as Managing Director of the Company until and unless otherwise determined by all of the members of the Company at any meeting of the members or until their successors are elected and qualified to act in such capacity.

ARTICLE X - REGULATIONS

The members may adopt, alter, amend or repeal regulations containing provisions for the management and regulation of the affairs of the Company, provided that such regulations are not inconsistent with the laws of the State of Florida or the Articles of Organization.

ARTICLE XI - DISSOLUTION

The Company shall be dissolved upon the occurrence of any of the following events

a.                                      When the period established in Article II hereof for the duration of this limited liability company expires;

b                                         By the unanimous written agreement of all members; or

c.                                       Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event under law that would terminate the limited liability company, unless all of the remaining members of this limited liability company consent in writing to continue the Company.

ARTICLE XII - TRANSFER OF MEMBERSHIP INTEREST

No member may transfer his, her or its membership interest or any portion thereof without the prior written consent of all other members of the Company unless otherwise provided by separate agreement

ARTICLE XIII - AMENDMENT

This limited liability company reserves the light to amend, alter or repeal any provisions contained in these Articles of Organization or any amendment thereto.

IN WITNESS WHEREOF, the undersigned incorporate these Articles of Organization as of this 24 day of September, 2005.

/s/ John Miceli
John Miceli; Managing Director &
Authorized Representative

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was sworn to and subscribed before me this 26 day of Sept. 2005, by John Miceli, who is personally known to me or who produced                               , as identification.

/s/ L. Boscarino
Notary Public, State of Florida
My Commission Expires:

CERTIFICATE OF REGISTERED AGENT

AND REGISTERED OFFICE

SERVICENET EXP, LLC

HAVING BEEN NAMED AS REGISTERED AGENT TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE-STATED COMPANY AT THE PLACE DESIGNATED IN ARTICLE V OF THESE ARTICLES OF ORGANIZATION, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN SUCH CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

/s/ Scott E. Johnson
Scott E. Johnson, Registered Agent